UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2005

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On Wednesday, September 21, 2005, the Company’s Board of Directors, following a unanimous recommendation from the Board’s Nominating and Corporate Governance Committee, unanimously appointed Terry O. Hartshorn as a director on the Company’s Board of Directors. Mr. Hartshorn, age 60, has been a member of the Board of Directors of PacifiCare Health Systems, Inc. ("PacifiCare") since March 1985 and was Chairman of the Board of PacifiCare from 1993 to 1998. He was President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn also served as President and Chief Executive Officer of PacifiCare from 1976 to April 1993 and Secretary of PacifiCare from 1977 to 1981. Since 1997, Mr. Hartshorn has been an investor, advisor and personal coach for start-up and early stage companies in a variety of industries.

Effective September 21, 2005, Mr. Hartshorn was granted an option to purchase 11,000 shares of common stock of the Company at an exercise price of $12.97 per share, the closing market price for the Company’s common stock on such date. The option vested in full immediately upon grant. Mr. Hartshorn has been named to serve on the Audit Committee of the Board of Directors of the Company.

A press release dated September 22, 2005, announcing Mr. Hartshorn’s election to the Company’s Board of Directors, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

September 22, 2005	By:	Jack D. Massimino

Name: Jack D. Massimino
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Text of press release of Corinthian Colleges, Inc., issued September 22, 2005.